                                                                    Exhibit 99.2


MCQUEEN INTERNATIONAL LIMITED

Consolidated Profit and Loss Account

For the ten month period ended December 31, 1997

                                                 10 Months
                                                   ended
                                               December 31,
                                                   1997
                                                 (L.) 000
                                             -------------------
SALES                                              61,221

Cost of sales                                      25,146
                                                  -------
Gross Profit                                       36,075

Operating expenses                                 39,565
                                                  -------
OPERATING LOSS                                     (3,490)


Interest receivable and similar income                 86
Interest payable and similar charges               (1,366)
                                                  -------
Loss before tax and minority interest              (4,770)

Income tax benefit                                    205

LOSS AFTER TAX AND BEFORE MINORITY INTEREST        (4,565)

Minority interests                                     45
                                                  -------
NET LOSS                                           (4,610)
                                                  =======

                                                                  Exhibit 99.2


MCQUEEN INTERNATIONAL LIMITED

Consolidated Cash Flow Statement

For the ten month period ended December 31, 1997

                                                                                 10 Months
                                                                                   ended
                                                                                December 31,
                                                                                    1997
                                                                                  (L.) 000
                                                                              ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
NET (LOSS)                                                                        (4,610)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization                                                      7,441
Changes in assets and liabilities, net of effects from acquisition
Decrease in accounts receivable                                                    2,519
Decrease in inventories                                                              767
Increase in accounts payable                                                       3,123
Increase in other liabilities                                                         63
                                                                                 -------
Total adjustments                                                                 13,913
                                                                                 -------
Net cash provided by operating activities                                          9,303

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                (2,275)
Acquisition of Rand McNally Media Services                                       (18,399)
                                                                                 -------
Net cash used in investing activities                                            (20,674)


CASH FLOWS FROM FINANCING ACTIVITIES
Principle payments on loan notes and capital leases                               (1,231)
Receipts from capital leases                                                         372
Issuance of loan notes                                                            19,514
Shares repurchased                                                                (1,697)
Dividends paid                                                                      (187)
                                                                                 -------
Net cash used in financing activities                                             16,771

Net increase in cash and cash equivalents                                          5,400
Cash and cash equivalents at beginning of period                                  (1,500)
                                                                                 -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         3,900
                                                                                 =======

Other information:
         Interest paid                                                             1,446
         Income taxes paid                                                           864